UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

ADVANCED ENERGY INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 4, 2005

To Our Stockholders:

      The 2005 Annual Meeting of Stockholders of Advanced Energy Industries, Inc. (Advanced Energy or the Company) will be held on Wednesday, May 4, 2005, at 10:00 a.m., at Advanced Energy’s corporate offices, 1625 Sharp Point Drive, Fort Collins, Colorado 80525. At the meeting, you will be asked to vote on the following matters:

      1. Election of six directors.

2.	Approval of an amendment to the Employee Stock Purchase Plan to increase the total number of shares of common stock available for issuance under the plan from 400,000 shares to 500,000 shares.

3.	Approval of an amendment to the 2003 Non-Employee Directors’ Stock Option Plan to increase the total number of shares of common stock available for issuance under the plan from 150,000 shares to 250,000 shares.

4.	Ratification of the appointment of Grant Thornton LLP as Advanced Energy’s independent registered public accounting firm for 2005.

5.	Any other matters of business properly brought before the meeting.

      Each of the matters 1 to 4 is described in detail in the accompanying proxy statement, dated April 6, 2005.

      If you owned common stock of Advanced Energy at the close of business on March 14, 2005, you are entitled to receive this notice and to vote at the meeting.

      All stockholders are cordially invited to attend the meeting in person. However, to assure that your voice is heard, you are urged to return the enclosed proxy card as promptly as possible in the postage prepaid envelope provided.

By Order of the Board of Directors

Jay L. Margulies
Secretary

Fort Collins, Colorado

April 6, 2005

YOUR VOTE IS IMPORTANT

GENERAL
PROPOSAL NO. 1 ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
STOCK PERFORMANCE GRAPH
CERTAIN TRANSACTIONS WITH MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL NO. 2 APPROVAL OF AN AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL NO. 3 AMENDMENT OF 2003 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN
PROPOSAL NO. 4 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CORPORATE GOVERNANCE MATTERS
PROPOSALS OF STOCKHOLDERS
FORM 10-K
REPRESENTATION AT THE ANNUAL MEETING
APPENDIX A
APPENDIX B

Date:         April 6, 2005

To:           Our Owners

From:        Douglas S. Schatz

Subject:      Invitation to Our 2005 Annual Meeting of Stockholders

      Please come to our 2005 Annual Meeting of Stockholders to learn about Advanced Energy, what we have accomplished in the last year and what we hope to achieve in 2005. The meeting will be held:

Wednesday, May 6, 2005

10:00 a.m.
Advanced Energy’s Corporate Offices
1625 Sharp Point Drive
Fort Collins, Colorado 80525

      This proxy statement describes the matters that management of Advanced Energy intends to present to the stockholders at the annual meeting. Accompanying this proxy statement is Advanced Energy’s 2004 Annual Report to Stockholders and a form of proxy. All voting on matters presented at the annual meeting will be by paper proxy or by presence in person, in accordance with the procedures described in this proxy statement. Instructions for voting are included in the proxy statement. Your proxy may be revoked at any time prior to the meeting in the manner described in this proxy statement.

      I look forward to seeing you at the meeting.

Douglas S. Schatz
Chairman and Chief Executive Officer

This proxy statement and the accompanying proxy card are first being sent to stockholders on or about April 6, 2005.

GENERAL

      This proxy statement and the accompanying materials are being sent to stockholders of Advanced Energy as part of a solicitation for proxies for use at the 2005 Annual Meeting of Stockholders. The Board of Directors of Advanced Energy is making this solicitation for proxies. By delivering the enclosed proxy card, you will appoint each of Douglas S. Schatz and Michael El-Hillow as your agent and proxy to vote your shares of common stock at the meeting. In this proxy statement, “proxy holders” refers to Messrs. Schatz and El-Hillow in their capacities as your agents and proxies.

      Advanced Energy’s principal executive offices are located at 1625 Sharp Point Drive, Fort Collins, Colorado 80525. The telephone number is (970) 221-4670.

Proposals

      We intend to present four proposals to the stockholders at the meeting:

1.	Election of six directors.

2.	Approval of an amendment to the Employee Stock Purchase Plan to increase the total number of shares of common stock available for issuance under the plan from 400,000 shares to 500,000 shares.

3.	Approval of an amendment to the 2003 Non-Employee Directors’ Stock Option Plan to increase the total number of shares of common stock available for issuance under the plan from 150,000 shares to 250,000 shares.

4.	Ratification of the appointment of Grant Thornton LLP as Advanced Energy’s independent registered public accounting firm for 2005.

      We do not know of any other matters to be submitted to the stockholders at the meeting. If any other matters properly come before the meeting, the proxy holders intend to vote the shares they represent as the Board of Directors may recommend.

Record Date and Share Ownership

      If you owned shares of Advanced Energy common stock in your name as of the close of business on Monday, March 14, 2005, you are entitled to vote on the proposals that are presented at the meeting. On that date, which is referred to as the “record date” for the meeting, 32,766,356 shares of Advanced Energy common stock were issued and outstanding and were held by approximately 823 stockholders of record, according to the records of American Stock Transfer & Trust Company, Advanced Energy’s transfer agent.

Voting Procedures

      Each share of Advanced Energy common stock that you hold entitles you to one vote on each of the proposals that are presented at the annual meeting. The inspector of the election will determine whether or not a quorum is present at the annual meeting. A quorum will be present at the meeting if a majority of the shares of common stock entitled to vote at the meeting are represented at the meeting, either by proxy or by the person who owns the shares. Advanced Energy’s transfer agent will deliver a report to the inspector of election in advance of the annual meeting, tabulating the votes cast by proxies returned to the transfer agent. The inspector of election will tabulate the final vote count, including the votes cast in person and by proxy at the meeting.

      If a broker holds your shares, this proxy statement and a proxy card have been sent to the broker. You may have received this proxy statement directly from your broker, together with instructions as to how to direct the broker concerning how to vote your shares. Under the rules for Nasdaq-quoted companies, brokers cannot vote on any of the proposals without instructions from you. If you do not give your broker instructions or discretionary authority to vote your shares on one or more of the proposals being considered at the meeting and your broker returns the proxy card without voting on a proposal, your shares will be recorded as “broker non-votes” with respect to the proposals on which the broker does not vote.

      Broker non-votes and abstentions will be counted as present for purposes of determining whether a quorum is present. If a quorum is present, directors will be elected by a plurality of the votes and each of the other matters described in this proxy statement will be approved by a majority of the votes cast in favor of the proposal. Broker non-votes and abstentions will have no effect on the outcome of any of the matters described in this proxy statement.

      The following table reflects the vote required for each proposal and the effect of broker non-votes and abstentions on the vote, assuming a quorum is present at the meeting:

Effect of Broker Non-
Proposal	Vote Required	Votes and Abstentions

Election of directors	The six nominees who receive the most votes will be elected	No effect

Approval of an amendment to the Employee Stock Purchase Plan to increase the total number of shares of common stock available for issuance under the plan from 400,000 shares to 500,000 shares	Majority of the shares present at the meeting (by proxy or in person) and voting “For” or “Against” the proposal	No effect

Approval of an amendment to the 2003 Non-Employee Directors’ Stock Option Plan to increase the total number of shares of common stock available for issuance under the plan from 150,000 shares to 250,000 shares	Majority of the shares present at the meeting (by proxy or in person) and voting “For” or “Against” the proposal	No effect

Ratification of the appointment of Grant Thornton LLP as Advanced Energy’s independent registered accounting firm for 2005	Majority of the shares present at the meeting (by proxy or in person) and voting “For” or “Against” the proposal	No effect

      If any other proposals are properly presented to the stockholders at the meeting, the number of votes required for approval will depend on the nature of the proposal. Generally, under Delaware law and the by-laws of Advanced Energy, the number of votes which may be required to approve a proposal is either a majority of the shares of common stock represented at the meeting and entitled to vote, or a majority of the shares of common stock represented at the meeting and casting votes either for or against the matter being considered. The enclosed proxy card gives discretionary authority to the proxy holders to vote on any matter not included in this proxy statement that is properly presented to the stockholders at the annual meeting.

Costs of Solicitation

      Advanced Energy will bear the costs of soliciting proxies in connection with the annual meeting. In addition to soliciting your proxy by this mailing, proxies may be solicited personally or by telephone or facsimile by some of Advanced Energy’s directors, officers and employees, without additional compensation. We may reimburse our transfer agent, American Stock Transfer & Trust Company, brokerage firms and other persons representing beneficial owners of Advanced Energy common stock for their expenses in sending proxies to the beneficial owners.

Delivery and Revocability of Proxies

      You may vote your shares by marking the enclosed proxy card and mailing it to American Stock Transfer & Trust Company in the enclosed postage prepaid envelope. If you mail your proxy, please allow sufficient time for it to be received in advance of the annual meeting.

      If you deliver your proxy and change your mind before the meeting, you may revoke your proxy by delivering notice to Jay Margulies, our Secretary, at Advanced Energy Industries, Inc., 1625 Sharp Point Drive, Fort Collins, Colorado 80525, stating that you wish to revoke your proxy or by delivering another proxy with a later date. You may vote your shares by attending the meeting in person but, if you have delivered a proxy before the meeting, you must revoke it before the meeting begins. Attending the meeting will not automatically revoke your previously-delivered proxy.

Delivery of Documents to Stockholders Sharing an Address

      If two or more stockholders share an address, Advanced Energy may send a single copy of this proxy statement and other soliciting materials, as well as the 2004 Annual Report to Stockholders, to the shared address, unless Advanced Energy has received contrary instructions from one or more of the stockholders sharing the address. If a single copy has been sent to multiple stockholders at a shared address, Advanced Energy will deliver a separate proxy card for each stockholder entitled to vote. Additionally, Advanced Energy will send an additional copy of this proxy statement, other soliciting materials and the 2004 Annual Report to Stockholders, promptly upon oral or written request by any stockholder to Investor Relations, Advanced Energy Industries, Inc., 1625 Sharp Point Drive, Fort Collins, Colorado 80525; telephone number (970) 221-4670. If any stockholders sharing an address receive multiple copies of this proxy statement, other soliciting materials and the 2004 Annual Report to Stockholders and would prefer in the future to receive only one copy, such stockholders may make such request to Investor Relations at the same address or telephone number.

Common Stock Ownership by Management and Other Stockholders

      The following table sets forth the beneficial ownership of Advanced Energy common stock as of March 14, 2005 by:

•	each person known to us to beneficially own more than 5% of the outstanding common stock;

•	each director and nominee for director;

•	each named executive officer identified on page 14; and

•	the current directors and executive officers as a group.

Name of Stockholder	Shares Beneficially Owned		Percent Owned

Douglas S. Schatz, Chairman, Chief Executive Officer and President	10,866,608	(1,2)	33.1%

Capital Group International, Inc.; Capital Guardian Trust Company	7,309,340	(3)	22.3%

Capital Research and Management Company	1,700,000	(4)	5.2%

Richard P. Beck, Director	83,574	(2,5)	*

Hans-Georg Betz, Director	5,000	(2,5)	*

Robert L. Bratter, Director	15,000	(2)	*

Joseph R. Bronson, Director	5,000	(2,5)	*

Arthur A. Noeth, Director	27,500	(2)	*

Barry Z. Posner, Director	5,000	(2,5)	*

Elwood Spedden, Director	29,500	(2,5)	*

Gerald M. Starek, Director	59,671	(2,11)	*

Michael El-Hillow, Executive Vice President of Finance and Administration and Chief Financial Officer	127,934	(2)	*

Linda A. Capuano, Executive Vice President and Chief Technology Officer	0		*

Charles S. Rhoades, Executive Vice President, Products and Operations	46,233	(2,7)	*

James G. Guilmart, Senior Vice President, Sales	120,946	(2)	*

D. Craig Jeffries(6)	0		*

Richard A. Scholl(9)	302,529	(2,10)	*

All current executive officers and directors, as a group (15 persons)	11,694,495	(8)	35.1%

*	Less than 1% of the outstanding shares of our common stock

(1)	Includes 10,657,782 shares held by the family trust of Mr. Schatz and his wife, and 150,000 shares held by a charitable foundation of which Mr. Schatz and members of his immediate family are the trustees. Mr. Schatz may be deemed to share with the other trustees voting and dispositive power with respect to the charitable foundation’s 150,000 shares. Mr. Schatz disclaims beneficial ownership of the 150,000 shares held by the charitable foundation. Mr. Schatz’ address is c/o Advanced Energy Industries, Inc., 1625 Sharp Point Drive, Fort Collins, Colorado 80525.

(2)	Includes beneficial ownership of the following numbers of shares that may be acquired within 60 days of March 14, 2005 pursuant to stock options granted or assumed by Advanced Energy:

• Schatz	58,826	• Spedden	29,500

• Beck	15,000	• Starek	33,215

• Betz	5,000	• El-Hillow	125,934

• Bratter	15,000	• Rhoades	35,857

• Bronson	5,000	• Guilmart	120,365

• Noeth	27,500	• Scholl	72,242

• Posner	5,000

(3)	Information as to the amount and nature of beneficial ownership was obtained from Amendment No. 11 to the Schedule 13G filed with the SEC on February 11, 2005 by Capital Group International, Inc. and Capital Guardian Trust Company. According to the Schedule 13G, Capital Group International, Inc. is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the securities reported in the Schedule 13G, and Capital Guardian Trust Company is a bank that may be deemed to beneficially own common stock as a result of serving as an investment manager of various institutional accounts. Capital Group International, Inc. reports sole voting power over 2,491,090 shares of common stock and sole dispositive power over 3,809,660 shares of common stock. Capital Guardian Trust Company reports sole voting power over 2,233,110 shares of common stock and sole dispositive power over 3,499,680 shares. The address for each of Capital Group International, Inc. and Capital Guardian Trust Company is 11100 Santa Monica Boulevard, Los Angeles, CA 90025.

(4)	Information as to the amount and nature of beneficial ownership was obtained from Amendment No. 2 to the Schedule 13G filed with the SEC on February 4, 2005 by Capital Research and Management Company. Capital Research and Management Company reports dispositive power over 1,700,000 shares, or 5.2%. The address for Capital Research and Management Company is 333 South Hope Street, Los Angeles, CA 90071.

(5)	The shares reported in the table do not include an option to purchase 5,000 shares, which will be granted to each non-employee director and fully exercisable upon grant, if such person is re-elected to the Board of Directors at the annual meeting.

(6)	Mr. Jeffries was Executive Vice President and Chief Marketing Officer of Advanced Energy until January 2005.

(7)	The shares reported in the table include 10,000 shares owned indirectly by a trust for the benefit of Mr. Rhoades’ siblings. Mr. Rhoades is the trustee of such trust.

(8)	The shares reported in the table include 548,439 shares that the 15 executive officers and directors collectively have the right to acquire within 60 days of March 14, 2005 pursuant to stock options granted or assumed by Advanced Energy.

(9)	Mr. Scholl was Senior Vice President and Chief Technology Officer of Advanced Energy until his retirement in January 2005.

(10)	The shares reported in the table include 20,292 shares owned by Mr. Scholl’s wife, but exclude shares that may be acquired within 60 days of March 14, 2005 pursuant to stock options held by Mr. Scholl’s wife. Mr. Scholl’s wife, Brenda M. Scholl, was a Senior Vice President of Advanced Energy through December 2004.

(11)	The shares reported in the table do not include 2,100 shares held by Mr. Starek’s wife. Mr. Starek disclaims beneficial ownership of these shares.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      A board of six directors is to be elected at the annual meeting. The Board of Directors has nominated for election the persons listed below. Each of the nominees is currently a director of Advanced Energy. In the event that any nominee is unable to or declines to serve as a director at the time of the meeting, the proxy holders will vote in favor of a nominee designated by the Corporate Governance and Nominations Committee to fill the vacancy. We are not aware of any nominee who will be unable or who will decline to serve as a director. The term of office of each person elected as a director at the meeting will continue from the end of the meeting until the next Annual Meeting of Stockholders (expected to be held in the year 2006), or until a successor has been elected and qualified.

NOMINEES

		Director
Name	Age	Since	Principal Occupation and Business Experience

Douglas S. Schatz	59	1981	Douglas S. Schatz is a co-founder of Advanced Energy and has been its Chairman and Chief Executive Officer since its incorporation in 1981. Until July 1999, he also served as President. In March 2001, Mr. Schatz was reappointed as President. Since December 1995, Mr. Schatz has also served as a director of Advanced Power Technology, Inc., a publicly held company that provides high power, high voltage and high performance semiconductors and power modules, and is a member of its nominating committee and the chairman of its compensation committee. Mr. Schatz is also a member of the CEO Committee of the Mountain States Council of the American Electronics Association and serves on the Engineering Advisory Board of Colorado State University.

Richard P. Beck	71	1995	Richard P. Beck joined Advanced Energy in March 1992 as Vice President and Chief Financial Officer and became Senior Vice President in February 1998. In October 2001, Mr. Beck retired from the position of Chief Financial Officer, but remained as a Senior Vice President until May 2002. Mr. Beck is chairman of the board of Applied Films Corporation, a publicly held manufacturer of flat panel display equipment, and serves on its audit, compensation and nominating and governance committees. He is also a director of TTM Technologies, Inc., a publicly held manufacturer of printed circuit boards, and serves as a member of its nominations and corporate governance committee and as chairman of its audit committee.

Hans-Georg Betz(1,2)	58	2004	Dr. Hans-Georg Betz joined the Board of Directors of Advanced Energy in July 2004. Dr. Betz is currently chief executive officer of West STEAG Partners GmbH, a German-based venture capital company focused on the high-technology industry. Previously, he was chief executive officer of STEAG Electronic System AG and a managing director at Leybold AG. Dr. Betz serves as a director of Mattson Technology, Inc., a publicly held supplier of advanced process equipment used to manufacture semiconductors, and serves as a member of its audit and compensation committees. He also serves as a board member of Steag HamaTech AG, a publicly held supplier of manufacturing equipment and process technology for the manufacture of optical media (CD/DVD) and for processing photomask and wafers for the semiconductor industry, and as a member of the compensation committee.

		Director
Name	Age	Since	Principal Occupation and Business Experience

Joseph R. Bronson(2)	56	2004	Joseph R. Bronson joined the Board of Directors of Advanced Energy in December 2004. Mr. Bronson is currently president of FormFactor, Inc., a designer and manufacturer of advanced semiconductor wafer probe cards. Mr. Bronson was appointed president of FormFactor in November 2004 and has been a director of FormFactor since April 2002. Prior to becoming president of FormFactor, Mr. Bronson held significant leadership positions with Applied Materials, Inc., a manufacturer of semiconductor capital equipment. Until his resignation from Applied Materials in October 2004, he had served as an executive vice president since December 2000 and as its chief financial officer since January 1998. Mr. Bronson is also a director of Jacobs Engineering Group, a diversified technical consulting firm.

Barry Z. Posner(3)	56	2004	Barry Z. Posner joined the Board of Directors of Advanced Energy in September 2004. Dr. Posner is Dean of the Leavey School of Business at Santa Clara University, a professor of leadership, and an award-winning author. Dr. Posner is currently on the editorial review boards of the Journal of Business Ethics and Leadership Review, and section editor for the Journal of Management Inquiry. Dr. Posner also conducts leadership-based workshops for corporations around the world.

Elwood Spedden(2,3,4)	67	1995	Elwood Spedden was chief executive officer of Photon Dynamics, Inc., a publicly held manufacturer of flat panel display test equipment, from January 2003 until his retirement in January 2004. From July 1996 to June 1997, Mr. Spedden was a vice president of KLA-Tencor Semiconductor, a manufacturer of automatic test equipment used in the fabrication of semiconductors.

(1)	Member of the Corporate Governance and Nominations Committee.
(2)	Member of the Audit and Finance Committee.
(3)	Member of the Compensation Committee.
(4)	Lead Director.

      The Board of Directors has determined that each of the nominees, other than Douglas S. Schatz and Richard P. Beck, is an “independent director” within the meaning of Rule 4200(a)(15) of the Marketplace Rules of the Nasdaq National Market. The Board of Directors has made an affirmative determination that none of the independent directors has any relationship with Advanced Energy that would impair his independence. The independent directors, if all of them are elected at the annual meeting, will constitute a majority of the Board of Directors.

      Since our initial public offering in November 1995, we generally have had a Board of Directors consisting of five to seven members. At the annual meeting of stockholders in 2004, the stockholders elected six directors to serve until the 2005 annual meeting. Since the 2004 annual meeting, as a result of active efforts by our Corporate Governance and Nominations Committee to recruit new directors, three persons have been added to our Board of Directors: Hans-Georg Betz, Barry Z. Posner and Joseph R. Bronson. Our Corporate Governance and Nominations Committee determined that our resulting nine-member Board of Directors should be reduced and, as a result, the Board of Directors resolved that the authorized number of members of the Board of Directors shall be reduced to six, effective as of the 2005 annual meeting of stockholders. The following three directors, each of whom is a member of our Corporate Governance and Nominations Committee, requested that they not be nominated for re-election at the 2005 annual meeting: Robert L. Bratter, Arthur A. Noeth and Gerald M. Starek.

Required Vote

      The six nominees receiving the highest number of affirmative (FOR) votes at the meeting will be elected as directors. Stockholders do not have the right to cumulate their votes for the election of directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR each of the six nominees. Votes withheld from a nominee will be counted for purposes of determining whether a quorum is present, but will not be counted as an affirmative vote for such nominee.

      The Board of Directors recommends a vote “FOR” the election of each of the six nominees named above.

Director Compensation

      Compensation for each non-employee director is as follows:

•	$15,000 annual retainer paid quarterly in July, October, February and April;

•	An additional $25,000 annual retainer for the Lead Director paid quarterly in July, October, February and April;

•	$3,000 per full board meeting; if a board meeting is more than one day, each board member will receive $3,000 for each additional day;

•	$1,500 per telephonic meeting which requires a board vote;

•	$3,000 per Audit and Finance Committee meeting for the Chairman and $1,500 per meeting for each committee member;

•	$1,500 per meeting for all other Committee Chairmen (Corporate Governance and Nominations, and Compensation) and $750 per meeting for each committee member;

•	15,000 options on initial election or appointment to the board, which vest 5,000 on election and 5,000 on each of the next two anniversary dates; and

•	5,000 options annually on the date of re-election at the annual meeting, to vest on date of grant.

Board Meetings

      The Board of Directors held nine meetings in 2004. In 2004, the Board of Directors had an Audit and Finance Committee, a Corporate Governance and Nominations Committee and a Compensation Committee. In 2004, each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors (held during the period for which he was a director) and the committees (held during the period for which he served on such committees) on which he served.

Audit and Finance Committee

Composition and Meetings

      The Audit and Finance Committee currently consists of Mr. Starek (Chairman), Dr. Betz, Messrs. Bronson, Noeth and Spedden. Prior to October 19, 2004, the Audit and Finance Committee consisted of Messrs. Starek (Chairman), Noeth and Spedden. Mr. Bronson joined the Audit and Finance Committee upon his appointment to the Board of Directors on December 30, 2004. Each of the members of the Audit and Finance Committee is an “independent director” within the meaning of Rule 4200(a)(15) of the Marketplace Rules of the Nasdaq National Market. The Board of Directors has evaluated the credentials of and determined that Mr. Starek is an “audit committee financial expert” within the meaning of Item 401(h) of SEC Regulation S-K and that he is “independent” within the meaning of Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934. The Audit and Finance Committee met four times in 2004.

Policy on Audit and Finance Committee Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

      The Audit and Finance Committee approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit related services, tax services and other services. Approval is provided on a service-by-service basis and is generally subject to a specified budget. In 2004, the Audit and Finance Committee approved all of the audit and non-audit services provided by Advanced Energy’s independent registered public accounting firms.

Committee Charter and Responsibilities

      The Audit and Finance Committee is governed by a written charter, which is available on our website at www.advanced-energy.com. The Committee is responsible for, among other things:

•	selecting Advanced Energy’s independent registered public accounting firm;

•	approving the scope, fees and results of the audit engagement;

•	determining the independence and evaluating the performance of Advanced Energy’s independent registered public accounting firm and internal auditors;

•	approving in advance any audit and non-audit services and fees charged by the independent registered public accounting firm;

•	evaluating the comments made by the independent registered public accounting firm with respect to accounting procedures and internal controls and determining whether to bring such comments to the attention of Advanced Energy’s management;

•	reviewing the internal accounting procedures and controls with Advanced Energy’s financial and accounting staff and approving any significant changes; and

•	establishing and maintaining procedures for, and a policy of, open access to the members of the Audit and Finance Committee by the employees of and consultants to Advanced Energy to enable the employees and consultants to bring to the attention of the Committee concerns held by such employees and consultants regarding the financial reporting of the corporation, and to report potential misconduct to the Committee.

      The Committee also conducts financial reviews with Advanced Energy’s independent registered public accounting firm prior to the release of financial information in the Company’s Forms 10-K and 10-Q.

      Management has primary responsibility for Advanced Energy’s financial statements and the overall reporting process, including systems of internal controls. The independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of Advanced

Energy in conformity with accounting principles generally accepted in the United States and discusses with the Committee any issues they believe should be raised.

Report of the Audit and Finance Committee

      The Committee has reviewed Advanced Energy’s audited financial statements and met together and separately with both management and Grant Thornton LLP, the Company’s current independent registered public accounting firm, to discuss Advanced Energy’s financial statements and reports for the third and fourth quarters of 2004 and the full year 2004 prior to issuance. For the financial statements and reports for the first and second quarters of 2004, the Committee met together and separately with both management and KPMG LLP, the Company’s then independent registered public accounting firm. In addition, the Committee has discussed with the independent registered public accounting firms the matters outlined in Statement on Accounting Standards No. 61 (Communication with Audit Committees) to the extent applicable and received the written disclosures and the letter from the independent registered public accounting firms required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee has also discussed with the independent registered public accounting firms their independence.

      Based on our review and discussion of the foregoing matters and information, the Committee recommended to the Board of Directors that the audited financial statements be included in Advanced Energy’s 2004 Annual Report on Form 10-K. The Committee has recommended the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2005, subject to shareholder approval.

The Audit and Finance Committee

Gerald M. Starek, Chairman

Hans-Georg Betz
Joseph R. Bronson
Arthur A. Noeth
Elwood Spedden

Corporate Governance and Nominations Committee

Composition and Meetings

      The Corporate Governance and Nominations Committee currently consists of Dr. Betz (Chairman) and Messrs. Bratter, Noeth and Starek. Prior to October 19, 2004, the Corporate Governance and Nominations Committee consisted of Messrs. Noeth (Chairman), Dr. Betz, and Messrs. Bratter, Spedden and Starek. Each of the members of the Committee is an “independent director” within the meaning of Rule 4200(a)(15) under the Marketplace Rules of the Nasdaq National Market. The Corporate Governance and Nominations Committee met three times in 2004.

Committee Charter and Responsibilities

      The Corporate Governance and Nominations Committee is governed by a written charter, which is available on our website at www.advanced-energy.com.

      The Committee is responsible for:

•	establishing and administering the procedures for nominating persons to serve as directors;

•	identifying and recommending candidates for nomination to the Board of Directors, consistent with criteria approved by the Board of Directors;

•	considering any nominees recommended by stockholders;

•	determining the appropriate number of authorized directors of Advanced Energy;

•	developing and recommending to the Board of Directors, standards to be applied in making determinations as to the absence of material relationships between Advanced Energy and a director;

•	establishing procedures for the Committee to exercise oversight of the evaluation of the Board of Directors and management;

•	developing and recommending to the Board of Directors a set of corporate governance principles applicable to Advanced Energy, and reviewing those principles at least annually; and

•	performing any other duties or responsibilities expressly delegated to the Committee by the Board of Directors from time to time relating to the nomination of Board and committee members.

      During 2004, the Committee actively recruited new directors. The Committee worked closely with other directors of the Company to identify and consider director candidates. The Committee will consider any and all director candidates recommended by security holders. If you are a stockholder and wish to recommend a candidate for nomination to the Board of Directors, you should submit your recommendation in writing to the Corporate Governance and Nominations Committee, in care of the Secretary of Advanced Energy at 1625 Sharp Point Drive, Fort Collins, Colorado 80525. Your recommendation should include your name and address, the number of shares of Advanced Energy common stock that you own, the name of the person you recommend for nomination, the reasons for your recommendation, a summary of the person’s business history and other qualifications as a director of Advanced Energy and whether such person has agreed to serve, if elected, as a director of Advanced Energy. Please also see the information under “Proposals of Stockholders” on page 24 of this proxy statement.

      The Committee will apply the same processes and criteria in evaluating director candidates recommended by security holders as it applies in evaluating director candidates recommended by directors, members of management or any other person.

      The Committee does not pay a third party fee to assist in identifying and evaluating director candidates, but Advanced Energy does not preclude the potential for utilizing such services if the Committee deems such services to be necessary or appropriate.

Compensation Committee

Composition and Meetings

      The Compensation Committee currently consists of Messrs. Bratter (Chairman), Noeth, Spedden and Dr. Posner. Prior to October 19, 2004, the Compensation Committee consisted of Messrs. Bratter (Chairman), Noeth, Spedden and Starek. Each of the members of the Compensation Committee is a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, an “outside director” within the meaning of Section 162(m) under the Internal Revenue Code and an “independent director” within the meaning of Rule 4200(a)(15) of the Marketplace Rules of the Nasdaq National Market. The Compensation Committee met five times in 2004.

Committee Charter and Responsibilities

      The Compensation Committee is governed by a written charter, which is available on our website at www.advanced-energy.com. The Compensation Committee is responsible for recommending salaries, incentives and other compensation for directors and officers of Advanced Energy, administering Advanced Energy’s incentive compensation and benefit plans and recommending to the Board of Directors policies relating to such compensation and benefit plans. During 2004, the Compensation Committee retained an independent consultant (the independent compensation consultant) to assist the Compensation Committee in fulfilling these responsibilities.

Report of the Compensation Committee on Executive Compensation

      The Compensation Committee strives to develop and maintain competitive, progressive programs that attract, retain and motivate high-caliber executives, foster teamwork and maximize the long-term success of

Advanced Energy by appropriately rewarding such individuals for their achievements. We believe that the executives’ total compensation should be based on both individual performance and the company’s operating results. Our executive compensation program, therefore, includes cash bonuses and equity-based incentives, in addition to base salary.

Compensation Components

      Base Salary and Cash Bonus. We aim to provide a competitive base salary that provides sufficient cash compensation to the Chief Executive Officer and the other executive officers, but that encourages the executives to strive for cash bonuses in addition to their base salaries. To determine base salaries for the Chief Executive Officer and the other executive officers of the company, we historically have reviewed data from published industry reports and surveys of similarly sized high technology companies, within and outside of the semiconductor capital equipment industry. To establish 2004 base salaries, we considered the executive compensation reported by a peer group of semiconductor capital equipment companies including ATMI, Inc., Brooks Automation, Inc., Helix Technology Corporation and MKS Instruments, Inc. (“peer companies”), as well as the financial performance of the company during 2003, each executive officer’s future potential and the scope of his or her responsibilities and experience. 2004 base salaries for the executive officers, other than the Chief Executive Officer, were set between the 40th and 60th percentile of the salaries paid to executive officers in comparable positions at the peer companies. The executive officers also were eligible to participate in a bonus pool, based upon the company’s operating income for 2004. The minimum level of operating income, however, was not achieved in 2004 and accordingly no bonus pool was funded. During 2004, the only executive officers to receive cash bonuses were Messrs. El-Hillow and Rhoades for assuming certain operational responsibilities during management transitions. Based on the financial performance of the company during 2004, no other cash bonuses were awarded to any of the named executives during or with respect to 2004.

      Equity-Based Incentives. We believe that equity-based incentives align the executives’ interests with those of the stockholders and focus the executives’ attention on the long-term performance of the company. Equity-based incentives for our executives historically have taken the form of time-vested stock options. In determining the number of options granted to each executive officer in 2004, we reviewed each officer’s base salary and bonus potential, and awarded options aimed at achieving total compensation between the 40th and 60th percentile of the total compensation paid to executive officers in comparable positions at the peer companies. The number of shares to be subject to options for each executive officer was determined during the first quarter of 2004; however, the options were distributed to the officers in quarterly installments throughout the year. In addition, Mr. Rhoades was granted an additional option award in August 2004, in connection with his promotion to Executive Vice President. During 2004, we reviewed with the independent compensation consultant a range of alternative equity-based incentives and determined to add restricted stock units to the forms of equity-based incentives available to our executive officers. No restricted stock units were granted in 2004, but restricted stock units were awarded to the executive officers as a component of their 2005 compensation.

Chief Executive Officer Compensation

      The compensation of the Chief Executive Officer is based on the policies and procedures applicable generally to executive officers of Advanced Energy, as described above, except that his total compensation typically has been in the 25th to 35th percentile of total compensation paid to chief executive officers at peer companies. In determining Mr. Schatz’ 2004 base salary, we reviewed the base salaries of chief executive officers at peer companies. We also considered the performance of the company during 2003 and determined to leave Mr. Schatz’ base salary at the 2003 level. This resulted in Mr. Schatz’ base salary being in the 30th to 35th percentile of the salaries paid to chief executive officers at peer companies. In light of the financial performance of the company during 2004, and the company’s failure to achieve the minimum level of operating income necessary to fund the executive bonus pool, we determined not to award any cash bonus to Mr. Schatz. During 2004, Mr. Schatz was granted options to purchase an aggregate of 85,000 shares of common stock at exercises prices equal to the market price of the common stock at the time of grant.

Effect of Section 162(m) of the Internal Revenue Code

      Section 162(m) of the Internal Revenue Code of 1986 generally limits to $1 million the corporate deduction for compensation paid to certain executive officers, unless the compensation is “performance-based” (as defined in Section 162(m)). Each of the Board of Directors and the Compensation Committee has carefully considered the potential impact of this limitation on executive compensation and has determined it to be in the best interests of Advanced Energy and the stockholders to seek to qualify as tax deductible virtually all executive compensation. The Board of Directors and the Compensation Committee also recognize the need to consider factors other than tax deductibility in making compensation decisions and thus reserve the flexibility to award compensation that is not necessarily performance-based. Restricted stock units granted in the first quarter of 2005, for example, vest over time and, accordingly, do not qualify as performance-based compensation for purposes of Section 162(m).

The Compensation Committee

          Robert L. Bratter, Chairman
          Arthur A. Noeth
          Barry Z. Posner
          Elwood Spedden

Compensation Committee Interlocks and Insider Participation

      Each of the following directors served on the Compensation Committee during 2004: Robert Bratter, Arthur A. Noeth, Barry Z. Posner, Elwood Spedden and Gerald M. Starek. None of such directors is or has been an officer or employee of Advanced Energy, nor has any of such persons had a direct or indirect interest in any business transaction with Advanced Energy involving an amount in excess of $60,000.

      During 2004, no executive officer of Advanced Energy served as a member of the board of directors or compensation committee of another company that has any executive officers or directors serving on Advanced Energy’s Board of Directors or its Compensation Committee.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

      The following table sets forth the compensation earned in 2004 by Advanced Energy’s Chief Executive Officer and the six highest-paid executive officers, other than the Chief Executive Officer, based on salary and bonus in 2004. These seven officers are referred to as the “named executive officers.” Each executive officer is appointed annually by the Board of Directors.

Summary Compensation Table

					Long-Term
					Compensation
					Awards

		Annual Compensation			Securities	All Other
					Underlying	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)		Options (#)	($)(1)

Douglas S. Schatz	2004	391,000	—		85,000	34,000
Chairman of the Board,	2003	391,000	—		100,000	32,000
Chief Executive Officer and President	2002	391,000	—		—	15,000

Michael El-Hillow	2004	269,000	20,000		70,000	11,000
Executive Vice President and	2003	235,000	—		80,000	14,000
Chief Financial Officer(3)	2002	235,000	—		50,000	52,000	(4)

Linda A. Capuano	2004	39,000	—		75,000	175,000	(9)
Executive Vice President and Chief Technology Officer(2)

Charles S. Rhoades	2004	229,000	5,000		65,000	134,000	(12)
Executive Vice President,	2003	224,000	26,000	(11)	20,000	39,000	(12)
Products and Operations(7)	2002	50,000	27,000	(11)	40,000	8,000	(12)

James G. Guilmart	2004	265,000	51,000	(8)	15,000	11,000
Senior Vice President, Sales	2003	265,000	42,000	(8)	20,000	11,000
	2002	256,000	72,000	(8)	40,000	9,000

D. Craig Jeffries(5)	2004	242,000	—		70,000	11,000
	2003	167,000	—		130,000	103,000	(6)

Richard A. Scholl(10)	2004	245,000	—		10,000	11,000
	2003	240,000	—		20,000	11,000
	2002	237,000	—		40,000	9,000

(1)	Reflects car allowances and amounts contributed by Advanced Energy under Advanced Energy’s 401(k) profit sharing plan, except as otherwise noted.

(2)	Dr. Capuano joined Advanced Energy in October 2004. She served as a consultant to Advanced Energy from April 2004 to October 2004.

(3)	Mr. El-Hillow was appointed Executive Vice President in February 2003.

(4)	Includes reimbursement for relocation expenses of approximately $38,000 in 2002.

(5)	Mr. Jeffries served as Executive Vice President and Chief Marketing Officer of Advanced Energy from March 2003 to January 2005. Mr. Jeffries is no longer employed by Advanced Energy.

(6)	Includes reimbursement for relocation expenses of approximately $94,000 in 2003.

(7)	Mr. Rhoades joined Advanced Energy in September 2002 as Senior Vice President and General Manager of Control Systems and Instrumentation. In August 2004, he was appointed Executive Vice President of Products and Operations.

(8)	Represents sales commissions paid to Mr. Guilmart.

(9)	Includes consulting fees of $173,000 paid to Dr. Capuano for the period from April 2004 to October 2004, prior to her joining Advanced Energy.

(10)	Mr. Scholl served as Senior Vice President and Chief Technology Officer of Advanced Energy for the periods presented through his retirement in January 2005.

(11)	2002 amount represents a sign-on bonus paid to Mr. Rhoades. 2003 amount represents a performance bonus earned and paid in 2003, the terms of which were agreed upon at hire.

(12)	Includes payments on behalf of Mr. Rhoades for relocation costs and temporary housing of $130,000 in 2004, $36,000 in 2003 and $4,000 in 2002.

Option Grants in 2004

      The following table sets forth information as to stock options granted in 2004 to the named executive officers.

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of	Percent of			Annual Rates of Stock
	Securities	Total Options			Price Appreciation for
	Underlying	Granted to	Exercise		Option Term
	Options	Employees In	Price	Expiration
Name	Granted (#)	Fiscal Year	($/Sh)	Date	5% ($)	10% ($)

Douglas S. Schatz	21,250	1.78%	22.30	2/11/2014	298,017	755,235
	21,250	1.78%	20.81	4/14/2014	278,105	704,773
	21,250	1.78%	12.80	7/20/2014	171,059	433,498
	21,250	1.78%	10.37	10/19/2014	138,585	351,201

	85,000 total	7.12% total

Michael El-Hillow	17,500	1.46%	22.30	2/11/2014	245,426	621,958
	17,500	1.46%	20.81	4/14/2014	299,028	580,401
	17,500	1.46%	12.80	7/20/2014	140,872	356,998
	17,500	1.46%	10.37	10/19/2014	114,129	289,224

	70,000 total	5.84% total

Linda A. Capuano	75,000 total	6.27% total	10.37	10/19/2014	489,123	1,239,533

Charles S. Rhoades	3,750	0.31%	22.30	2/11/2014	52,591	133,277
	3,750	0.31%	20.81	4/14/2014	49,077	124,372
	3,750	0.31%	12.80	7/20/2014	30,187	76,500
	50,000	4.18%	9.97	8/26/2014	313,504	794,481
	3,750	0.31%	10.37	10/19/2014	24,456	61,977

	65,000 total	5.42% total

James G. Guilmart	3,750	0.31%	22.30	2/11/2014	52,591	133,277
	3,750	0.31%	20.81	4/14/2014	49,077	124,372
	3,750	0.31%	12.80	7/20/2014	30,187	76,500
	3,750	0.31%	10.37	10/19/2014	24,456	61,977

	15,000 total	1.24% total

D. Craig Jeffries	17,500	1.46%	22.30	2/11/2014	245,426	621,958
	17,500	1.46%	20.81	4/14/2014	229,028	580,401
	17,500	1.46%	12.80	7/20/2014	140,872	356,998
	17,500	1.46%	10.37	10/19/2014	114,129	289,224

	70,000 total	5.84% total

Richard A. Scholl	2,500	0.21%	22.30	2/11/2014	35,061	88,851
	2,500	0.21%	20.81	4/14/2014	32,718	82,914
	2,500	0.21%	12.80	7/20/2014	20,125	51,000
	2,500	0.21%	10.37	10/19/2014	16,304	41,318

	10,000 total	0.84% total

      All options reflected in the table above were granted under Advanced Energy’s 2003 Stock Option Plan. Each option vests as to one-fourth of the underlying shares on the first anniversary of its grant date and as to an additional one-sixteenth of the underlying shares quarterly thereafter until fully vested, except for the options granted to Dr. Capuano, which vest as to one-fourth of the underlying shares 10 months after the grant date and as to an additional one-sixteenth of the underlying shares quarterly thereafter until fully vested. The exercise price of each option is equal to the closing price of the common stock on the date of grant, as reported on the Nasdaq National Market.

Aggregated Option Exercises in 2004 and Option Values at December 31, 2004

      The following table sets forth information as to options granted by Advanced Energy under the 1995 Stock Option Plan that were exercised by the named executive officers during 2004 and options held by the named executive officers at December 31, 2004.

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-the-Money
			Options at	Options at
	Shares		Fiscal Year-End (#)	Fiscal Year-End ($)
	Acquired on	Value	Exercisable/	Exercisable/
Name	Exercise (#)	Realized ($)	Unexercisable	Unexercisable(1)

Douglas S. Schatz	0	$0	34,374/150,626	$7,116/$11,859
Michael El-Hillow	0	$0	94,686/155,314	$20,425/$28,050
Linda A. Capuano	0	$0	0/75,000	$0/$0
Charles S. Rhoades	0	$0	26,874/98,126	$24,322/$26,228
James G. Guilmart	0	$0	108,941/47,309	$10,022/$11,928
D. Craig Jeffries(2)	30,000	$18,600	14,062/155,938	$0/$76,000
Richard A. Scholl(3)	0	$0	68,495/42,505	$10,022/$11,928

(1)	Reflects the difference between the fair market value at December 31, 2004 of the securities underlying the in-the-money stock options and the exercise price of the stock options.

(2)	Mr. Jeffries left Advanced Energy in January 2005. Upon his separation Mr. Jeffries forfeited 170,000 stock options included in this table.

(3)	Mr. Scholl retired from Advanced Energy in January 2005. Upon his retirement Mr. Scholl forfeited 38,758 stock options included in this table. Mr. Scholl has until April 2005 to exercise 68,806 of his stock options and until January 2008 to exercise 3,436 of his stock options.

Equity Compensation Plan Information

      The following table presents information as of the end of Advanced Energy’s fiscal year 2004 with respect to equity compensation plans:

	(a)
	Number of		Number of Securities
	Securities to be		Remaining Available for
	Issued Upon	Weighted-average	Future Issuance Under
	Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding	Outstanding	(Excluding Securities
	Options	Options	Reflected in Column (a))

Equity compensation plans approved by security holders(1)	3,869,413 (2)	$18.82 (2)	1,445,782
Equity compensation plans not approved by security holders(3)	829,964	$22.04	—

Total	4,699,377	$19.39	1,445,782

(1)	Consists of the 2003 Stock Option Plan, the 2003 Non-Employee Directors’ Stock Option Plan, 1995 Employee Stock Option Plan, the Non-Employee Directors Stock Option Plan, and the Employee Stock Purchase Plan. The 1995 Employee Stock Option Plan and the Non-Employee Directors Stock Option Plan terminated on May 7, 2003, upon shareholder approval of the 2003 Stock Option Plans, however existing stock options outstanding under the 1995 Employee Stock Option Plan and the Non-Employee Directors Stock Option Plan remain outstanding according to their original terms.

(2)	Does not include purchase rights accruing under the Employee Stock Purchase Plan for the offering beginning on December 1, 2004, the number of shares and exercise price of which will not be determinable until the expiration of such offering period.

(3)	Consists of the 2002 and 2001 Employee Stock Option Plans. These plans were both terminated on April 14, 2004, by resolution of the Company’s board of directors. The options outstanding under these plans remain outstanding according to their original terms.

STOCK PERFORMANCE GRAPH

      The following graph reflects the cumulative total stockholder return on the Advanced Energy common stock since December 31, 1999, compared with each of the Nasdaq Composite and the Philadelphia Semiconductor Index (SOXX). Historical stock price performance is not necessarily indicative of any future stock price performance.

[PERFORMANCE GRAPH]

	Advanced Energy Industries,
	Inc.	Nasdaq Composite	Philadelphia Semiconductor

Dec-99	100.00	100.00	100.00
	103.30	96.83	110.43
	147.72	115.42	166.13
Mar-00	103.55	112.37	167.75
	140.10	94.87	166.29
	75.13	83.57	141.71
Jun-00	119.67	97.46	161.88
	91.37	92.57	141.06
	115.98	103.37	163.65
Sep-00	67.01	90.26	120.87
	35.03	82.81	105.29
	39.97	63.84	76.22
Dec-00	45.69	60.71	81.84
	62.31	68.14	103.92
	46.07	52.88	76.82
Mar-01	52.41	45.22	77.36
	70.48	52.00	94.05
	66.40	51.86	84.98
Jun-01	83.80	53.09	88.58
	66.50	49.82	85.99
	47.01	44.37	79.87
Sep-01	33.77	36.83	53.04
	40.79	41.54	63.59
	48.04	47.44	73.66
Dec-01	54.09	47.93	74.11
	52.18	47.53	79.32
	50.96	42.55	72.50
Mar-02	73.02	45.35	84.48
	70.66	41.49	74.62
	61.52	39.71	67.60
Jun-02	45.04	35.96	55.01
	29.99	32.64	46.97
	24.97	32.31	42.61
Sep-02	18.07	28.80	33.81
	24.59	32.68	41.89
	36.26	36.34	53.02
Dec-02	25.83	32.82	41.05
	21.52	32.46	38.57
	20.83	32.87	42.24
Mar-03	17.44	32.96	42.05
	19.59	35.98	47.19
	27.29	39.22	54.26
Jun-03	29.04	39.88	51.05
	39.63	42.64	55.30
	48.85	44.49	64.73
Sep-03	38.31	43.91	59.58
	46.34	47.48	70.47
	53.75	48.17	75.12
Dec-03	52.89	49.23	72.12
	45.44	50.77	73.01
	44.16	49.88	71.29
Mar-04	41.40	49.01	69.14
	26.88	47.19	62.94
	31.07	48.82	69.39
Jun-04	31.92	50.32	68.85
	20.02	46.38	59.10
	19.82	45.17	52.66
Sep-04	18.86	46.61	54.53
	20.02	48.53	58.51
	17.36	51.53	60.16
Dec-04	17.30	52.55	61.50

CERTAIN TRANSACTIONS WITH MANAGEMENT

      Advanced Energy leases its executive offices and certain manufacturing facilities in Fort Collins, Colorado from Prospect Park East Partnership and from Sharp Point Properties, LLC, and has secured future leasing rights for a parcel of land from Sharp Point Properties, LLC. Aggregate payments under such leases for 2004 totaled approximately $2.9 million. Douglas S. Schatz, Chief Executive Officer and Chairman of the Board of Advanced Energy, holds a 26.67% member interest in each of these leasing entities. Mr. Schatz did not participate in the negotiations of these leases. At the time of the negotiations, Advanced Energy compared the lease rates and other terms of similar properties in the Fort Collins area. Advanced Energy believes that the lease rates and other terms of the leases with Prospect Park East Partnership and Sharp Point Properties, LLC are no less favorable to Advanced Energy than could have been obtained from a third-party lessor of similar property.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires Advanced Energy’s executive officers and directors and persons who own more than ten percent of the outstanding common stock (“reporting persons”) to file with the Securities and Exchange Commission an initial report of ownership on Form 3 and changes in ownership on Forms 4 and 5. The reporting persons are also required to furnish Advanced Energy with copies of all forms they file. Based solely on its review of the copies of forms received by it and written representations from the reporting persons, Advanced Energy believes that each of the reporting persons timely filed all reports required to be filed in 2004 or with respect to transactions in 2004, except for one Form 4 filing for Barry Z. Posner, Director, that was filed late to report the award of 15,000 stock options on August 13, 2004 (this transaction was reported on August 20, 2004).

PROPOSAL NO. 2

APPROVAL OF AN AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

      The Board of Directors of Advanced Energy is submitting for stockholder approval an amendment of the Employee Stock Purchase Plan (the Purchase Plan). We currently are authorized to issue up to 400,000 shares of common stock under the Purchase Plan. At January 31, 2005, 90,327 shares of common stock remained eligible for issuance under the Purchase Plan. On January 31, 2005, the Board of Directors approved, subject to approval by the stockholders of Advanced Energy, an increase in the number of shares reserved for issuance under the plan from 400,000 shares to 500,000 shares.

General Nature of the Purchase Plan

      The principal purpose of the Purchase Plan is to provide a means by which employees of Advanced Energy may be given an opportunity to purchase stock in Advanced Energy. The Purchase Plan is intended to qualify as an “employee stock purchase plan” under section 423 of the Internal Revenue Code.

      The principal features of the Purchase Plan are summarized below, but the summary is qualified in its entirety by reference to the Purchase Plan itself, which is included as Appendix A to this proxy statement.

Shares Reserved

      Under the Purchase Plan, as amended, the aggregate number of shares of common stock reserved for issuance is 400,000. Subject to stockholder approval, the board has amended the Purchase Plan to increase the share reserve to 500,000 shares.

      On March 31, 2005 the closing price of Advanced Energy’s common stock on the Nasdaq National Market was $9.67 per share.

      The shares of common stock available for issuance under the Purchase Plan are previously authorized and unissued shares. The Purchase Plan provides for appropriate adjustments in the number of shares subject to the Purchase Plan in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares or other change in the corporate structure or capitalization affecting Advanced Energy’s shares. Shares reacquired or bought on the market are available for future issuance under the Purchase Plan.

Administration

      The Purchase Plan is administered by a committee composed of not fewer than two members of the Board of Directors, or the board itself. The administrator is solely responsible for the interpretation, implementation and application of the Purchase Plan. The Board of Directors is authorized to suspend or terminate the Purchase Plan or revise and amend it in any respect whatsoever, provided, however that without approval of Advanced Energy’s stockholders no revision or amendment shall change the number of shares available for issuance under the Purchase Plan, or modify the Purchase Plan in any way if such modification requires stockholder approval in order for the Purchase Plan to obtain employee stock purchase plan treatment under section 423 of the Internal Revenue Code, or to comply with the requirements of SEC Rule 16b-3.

Eligibility

      Rights under the Purchase Plan may be granted to any employee of Advanced Energy, provided that on the offering date, such employee has been in the employ of Advanced Energy for such continuous period preceding such grant as the administrator may require. In no event shall the required period of continuous employment be greater than two years. In addition, no employee shall be eligible to be granted rights under the Purchase Plan, unless, on the offering date, such employee’s customary employment with Advanced Energy is for at least twenty hours per week and at least five months per year. No employee shall be eligible for the grant of any rights under the Purchase Plan if, immediately after such rights are granted, such employee owns stock possessing 5% percent or greater of the combined voting power of all classes of stock of Advanced Energy.

Awards Under the Purchase Plan

      The Purchase Plan provides that the administrator may grant or provide for the grant of rights to purchase common stock of Advanced Energy under the Purchase Plan to eligible employees on a date or dates selected by the administrator. The administrator is authorized to determine the form, terms and conditions as the administrator deems appropriate, subject to the requirement under section 423(b)(5) of the Internal Revenue Code, stating that all employees granted rights to purchase stock under the Purchase Plan shall have the same rights and privileges. The period during which an offering shall be effective cannot exceed twenty-seven months beginning on the offering date.

Purchase Price

      On each offering date, each eligible employee shall be granted the right to purchase up to the number of shares of Advanced Energy common stock purchasable with a percentage designated by the administrator not exceeding 15% of such employee’s earnings and currently limited to a maximum of $2,500 per year. The administrator may also specify a maximum number of shares which may be purchased by any employee as well as a maximum aggregate number of shares which may be purchased by all eligible employees pursuant to such offering.

      The purchase price of stock acquired pursuant to rights granted under the Purchase Plan shall not be less than the lesser of (i) an amount equal to 85% of the fair market value of the stock on the offering date; or (ii) an amount equal to 85% of the fair market value of the stock on the purchase date.

Certain Federal Income Tax Consequences

      The federal income tax consequences of the Purchase Plan under current federal income tax law are summarized in the following discussion which deals with the general tax principles applicable to the Purchase Plan, and is intended for general information only. Alternative minimum tax and other federal taxes and foreign, state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality.

      For federal income tax purposes, a Participant in the Purchase Plan will not have taxable income upon the grant of a right or purchasing shares of stock under the terms of the Purchase Plan.

      If the Participant disposes of shares purchased under the Purchase Plan within two years from the first day of the applicable offering period or within one year from the purchase date, known as a disqualifying disposition, the Participant will realize ordinary income in the year of such disposition equal to the amount by which the fair market value of the shares on the purchase date exceeds the purchase price, and Advanced Energy will receive a similar deduction. The amount of ordinary income will be added to the Participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss if the Participant’s holding period is greater than 365 days.

      If the Participant disposes of shares purchased under the Purchase Plan at least two years after the first day of the applicable offering period and at least one year after the purchase date, the Participant will realize ordinary income in the year of disposition equal to the lesser of (i) the excess of fair market value of the shares on the date of disposition over the purchase price or (ii) the fair market value of the shares on the first day of the applicable offering period multiplied by the discount percentage (if any) for stock purchases under the Purchase Plan. The amount of any ordinary income will be added to the Participant’s basis in the shares, and any additional gain recognized upon the disposition after such basis adjustment will be a long-term capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss. Advanced Energy will not be entitled to a tax deduction for the amount of ordinary income realized by the Participant.

      The foregoing summarizes the principal United States federal income tax consequences to Advanced Energy and to Participants who are residents of the United States. The summary is based on the current provisions of the Tax Code and the regulations thereunder and on Advanced Energy’s understanding, in consultation with its legal counsel, of the current administrative practices of the Internal Revenue Service. Participants have been advised to obtain independent advice from their own tax advisors.

Required Vote

      Approval of the proposed amendment to the Employee Stock Purchase Plan requires the affirmative (FOR) vote of a majority of the shares of common stock cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast “For” or “Against” are included. Abstentions and broker non-votes are not included.

The Board of Directors recommends a vote “FOR” the amendment to the

Employee Stock Purchase Plan.

PROPOSAL NO. 3

AMENDMENT OF 2003 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

      The Board of Directors of Advanced Energy is submitting for stockholder approval an amendment of the 2003 Non-Employee Directors’ Plan (the Directors’ Plan). We currently are authorized to issue up to 150,000 shares of common stock under the Directors’ Plan. At January 31, 2005, 40,000 of such shares remained available for issuance. On January 31, 2005, the Board of Directors approved, subject to approval by the stockholders of Advanced Energy, an increase in the number of common shares reserved for issuance under the plan from 150,000 shares to 250,000 shares.

General Nature of the Directors’ Plan

      The principal purposes of the Directors’ Plan are to provide incentives for our non-employee directors to further the growth, development and financial success of Advanced Energy by personally benefiting through the ownership of Advanced Energy’s common stock, and to obtain and retain the services of such individuals who are considered essential to the long term success of Advanced Energy through the grant or issuance of nonqualified stock options (NSOs).

      The principal features of the Directors’ Plan are summarized below, but the summary is qualified in its entirety by reference to the Directors’ Plan itself, which is included as Appendix B to this proxy statement.

Shares Reserved

      Under the Directors’ Plan, the aggregate number of shares of common stock that may be issued upon the exercise of NSOs is 150,000 shares.

      On March 31, 2005 the closing price of Advanced Energy’s common stock on the Nasdaq National Market was $9.67 per share.

      The shares of common stock available for issuance under the Directors’ Plan are previously authorized and unissued shares. The Directors’ Plan provides for appropriate adjustments in the number of shares subject to the Directors’ Plan and to outstanding NSOs thereunder in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, separation, liquidation or other change in the corporate structure or capitalization affecting Advanced Energy’s shares. Shares subject to expired, surrendered or unexercisable NSOs are available for future issuance under the Directors’ Plan.

Administration

      The Directors’ Plan is administered by a committee selected by the Board of Directors, consisting of at least two individuals, each of whom is either a member of the board and not a non-employee director or a senior officer of Advanced Energy who is not a member of the board.

      The administrator is solely responsible for the interpretation, implementation and application of the Directors’ Plan. With the approval of the Board of Directors, the administrator may suspend or discontinue the plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the Company’s stockholders no revision or amendment shall change the number of shares available for issuance under the plan (except in the event of a change in corporate structure or capitalization affecting the shares), change the designation of the class of individuals eligible to receive options or materially increase the benefits accruing to the Non-Employee Directors under the plan.

Awards Under the Directors’ Plan

      The Directors’ Plan provides that a non-employee director will automatically receive an option to purchase 15,000 shares on the first date elected or appointed as a member of the board, and 5,000 shares on any date re-elected as a member of the board by Advanced Energy’s stockholders. All awards granted under the Directors’ Plan are not considered incentive stock options within the meaning of Section of 422 of the Internal Revenue Code.

      Fair market value means the closing sales price of a share on such date as reported on the principal exchange or market on which shares are then listed or admitted for trading. Options granted under the Directors’ Plan must have an exercise price of at least 100% of fair market value of a share on the date of option grant.

      A NSO granted upon the date first elected or appointed as a member of the board is immediately exercisable as to one-third of the shares subject to the grant, then another one-third on each of the next two anniversaries of the date granted. Awards issued upon re-election are immediately vested. NSOs may not be granted for any term exceeding ten years after the grant date.

Terms of Awards

      Awards under the Directors’ Plan generally expire after the earlier of (i) six months after the date the non-employee director ceases to be a member of the board, including by reason of death; (ii) the occurrence of a change in control; and (iii) the tenth anniversary of the date of grant. If a director has served continuously as a member of the board for at least five years, the period under subsection (i) above is eighteen months.

      Generally, the exercise price may be paid in cash. At the discretion of the administrator, the exercise price may be paid by tender of shares of Advanced Energy stock having a fair market value not less than the exercise price, provided that these shares were owned by the non-employee director for a period of at least six months, or not acquired directly or indirectly from Advanced Energy.

Certain Federal Income Tax Consequences

      The federal income tax consequences of the Directors’ Plan under current federal income tax law are summarized in the following discussion which deals with the general tax principles applicable to the Directors’ Plan, and is intended for general information only. Alternative minimum tax and other federal taxes and foreign, state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality.

      For federal income tax purposes, the recipient of NSOs granted under the Directors’ Plan will not have taxable income upon the grant of the option, nor will Advanced Energy then be entitled to any deduction. Generally, upon exercise of NSOs the optionee will realize ordinary income, and Advanced Energy will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the stock at the date of exercise.

      The foregoing summarizes the principal United States federal income tax consequences to Advanced Energy and to non-employee directors who are residents in the United States. The summary is based on the current provisions of the Tax Code and the regulations thereunder and on Advanced Energy’s understanding, in consultation with its legal counsel, of the current administrative practices of the Internal Revenue Service. Non-employee directors have been advised to obtain independent advice from their own tax advisors.

Required Vote

      Approval of the proposed amendment to the 2003 Non-Employee Directors Stock Option Plan requires the affirmative (FOR) vote of a majority of the shares of common stock cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast “For” or “Against” are included. Abstentions and broker non-votes are not included.

      The Board of Directors recommends a vote “FOR” the amendment to the 2003 Non-Employee Directors’ Stock Option Plan.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      On February 14, 2005, the Audit and Finance Committee approved the continued appointment of Grant Thornton LLP for 2005 as the Company’s independent registered public accounting firm. If the stockholders fail to ratify the appointment of Grant Thornton LLP, the Audit and Finance Committee will reconsider its selection.

      The Audit and Finance Committee intends to meet with Grant Thornton LLP in 2005 on a quarterly or more frequent basis. At such times, the Audit and Finance Committee will review the services performed by Grant Thornton LLP, as well as the fees charged for such services.

      A representative of Grant Thornton LLP is expected to be present at the meeting and will have an opportunity to make a statement if he or she so desires. Moreover, the representative is expected to be available to respond to appropriate questions from the stockholders.

      On August 17, 2004, the Audit and Finance Committee of the Board of Directors of Advanced Energy appointed Grant Thornton LLP to replace KPMG LLP as the Company’s independent registered public accounting firm.

      In connection with the audit of Advanced Energy’s consolidated financial statements as of and for the two years ended December 31, 2003, and with respect to the subsequent period through June 30, 2004, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion on the subject matter of the disagreement.

      The audit reports of KPMG on the consolidated financial statements of Advanced Energy and subsidiaries as of and for the fiscal years ended December 31, 2003 and 2002, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows: KPMG’s audit report covering the two fiscal years ended December 31, 2003 contained the following paragraphs:

“As discussed in Notes 1 and 2 to the consolidated financial statements, Advanced Energy Industries, Inc. and subsidiaries adopted the provisions of Statements of Financial Accounting Standards No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective January 1, 2002.”

“As discussed in Note 1 to the consolidated financial statements, Advanced Energy Industries, Inc. and subsidiaries adopted the provisions of Statement of Financial Accounting Standards No. 145,

Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement 13, and Technical Corrections, effective January 1, 2003.”

“As discussed above, the consolidated statements of operations, stockholders’ equity and comprehensive loss, and cash flows of Advanced Energy Industries, Inc. and subsidiaries for the year ended December 31, 2001 were audited by other auditors who have ceased operations. As described in Note 1, the consolidated financial statements for the fiscal year ended December 31, 2001 have been revised to include the transitional disclosures required by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, which was adopted by the Company as of January 1, 2002. In our opinion, the disclosures for 2001 in Note 1 are appropriate. However, we were not engaged to audit, review, or apply any procedures to the 2001 financial statements of the Company other than with respect to such disclosures and, accordingly, we do not express an opinion or any other form of assurance on the 2001 consolidated financial statements taken as a whole.”

      None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two years ended December 31, 2003, or during the subsequent interim periods ended June 30, 2004.

      During the two years ended December 31, 2003 and the subsequent interim periods ended June 30, 2004, Advanced Energy did not consult with Grant Thornton LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Fees Billed by Grant Thornton LLP and KPMG LLP

      The following table presents fees billed by Grant Thornton LLP and KPMG LLP for professional services rendered for the fiscal years ended December 31, 2004 and 2003, for the periods of time that such firms were Advanced Energy’s principal accountants. Certain amounts from 2003 have been reclassified to conform to the 2004 presentation:

	2004		2003

	Grant
	Thornton LLP	KPMG LLP	KPMG LLP

Audit Fees	$807,086	$72,275	$417,024
Audit Related Fees	12,496	65,000	22,300
Tax Services Fees	—	—	15,164
All Other Fees	—	—	—

Total Fees	$819,582	$137,275	$454,488

      No other services were provided by Grant Thornton LLP or KPMG LLP during 2004 or 2003 for the periods of time that such firms were Advanced Energy’s principal accountants. The Audit and Finance Committee approved all services provided by Grant Thornton LLP and KPMG LLP during 2004 and 2003.

Audit Fees

      Audit fees were for professional services rendered for the audit of Advanced Energy’s consolidated financial statements, review of interim financial statements and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

      Audit-related fees were for assurance and related services that are reasonably related to the performance of the audit or review of Advanced Energy’s consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, due diligence, agreed-upon procedures engagements and accounting consultations concerning financial accounting and reporting standards.

Tax Fees

      Tax service fees were for tax services related to Advanced Energy’s global stock-based compensation plans.

Required Vote

      Ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm for Advanced Energy for 2005 requires the affirmative (FOR) vote of a majority of the shares of common stock cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast “For” or “Against” are included. Abstentions and broker non-votes are not included.

      The Board of Directors recommends a vote “FOR” the ratification of the appointment of Grant Thornton LLP as Advanced Energy’s independent registered public accounting firm.

CORPORATE GOVERNANCE MATTERS

Codes of Conduct and Ethics

      Advanced Energy has adopted a Code of Ethical Conduct that applies to the Board of Directors and employees. This Code of Ethical Conduct is available on our website at www.advanced-energy.com. Any waivers of, or amendments to, our Code of Ethical Conduct will be posted on our website.

Communications with Directors

      The Board of Directors has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member, or all members, of the Board of Directors electronically or by mail. Electronic communications should be addressed to boardmembers@aei.com. Mail may be sent to any director or the Board of Directors in care of Advanced Energy’s corporate office at 1625 Sharp Point Drive, Fort Collins, CO 80525. All such communications will be forwarded to the full Board of Directors or to any individual director to whom the communication is addressed unless the communication is clearly of a marketing or inappropriate nature.

      Consistent with all of our past annual meetings of stockholders, our Chairman of the Board, Douglas S. Schatz, will be present at the 2005 annual meeting of stockholders and will be available to respond to appropriate questions from stockholders.

PROPOSALS OF STOCKHOLDERS

      Proposals that a stockholder desires to have included in Advanced Energy’s proxy materials for the 2006 Annual Meeting of Stockholders of Advanced Energy in accordance with SEC Rule 14a-8 must be received by the Secretary of Advanced Energy at its principal office (1625 Sharp Point Drive, Fort Collins, Colorado 80525) no later than December 7, 2005 in order to be considered for inclusion in such proxy materials. The proxy solicited by management of Advanced Energy for the 2006 Annual Meeting of Stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless Advanced Energy is provided with notice of the proposal no later than March 6, 2006.

FORM 10-K

      A copy of Advanced Energy’s 2004 Annual Report on Form 10-K is included in the 2004 Annual Report to Stockholders accompanying this proxy statement. You can request an additional copy of the 2004 Annual Report on Form 10-K by mailing a request to the Secretary of Advanced Energy at 1625 Sharp Point Drive, Fort Collins, Colorado 80525.

REPRESENTATION AT THE ANNUAL MEETING

      It is important that your stock be represented at the meeting, regardless of the number of shares that you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope that has been enclosed. Instructions as to how to deliver your proxy are included in this proxy statement under the caption “Delivery and Revocability of Proxies” on page 3 and on the proxy card.

THE BOARD OF DIRECTORS

Dated: April 6, 2005
Fort Collins, Colorado

APPENDIX A

ADVANCED ENERGY INDUSTRIES, INC.

EMPLOYEE STOCK PURCHASE PLAN

Adopted September 20, 1995
As Amended May 7, 2003

1. PURPOSE.

      (a) The purpose of the Employee Stock Purchase Plan (the “Plan”) is to provide a means by which employees of Advanced Energy Industries, Inc. (the “Company”), and its Affiliates, as defined in subparagraph l(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

      (b) The word “Affiliate” as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”).

      (c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

      (d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

2. ADMINISTRATION.

      (a) The Plan shall be administered by the Board of Directors (the “Board”) of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

      (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

(ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To amend the Plan as provided in paragraph 13.

(v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

      (c) The Board may delegate administration of the Plan to a Committee composed of not fewer than two (2) members of the Board (the “Committee”). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3. SHARE SUBJECT TO THE PLAN.

      (a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate four hundred thousand (400,000) shares of the Company’s common stock (the “Common Stock”). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

      (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4. GRANT OF RIGHTS; OFFERING.

      (a) The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an “Offering”) on a date or dates (the “Offering Date(s)”) selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the memorandum documenting the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

      (b) If an employee has more than one right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (1) each agreement or notice delivered by that employee will be deemed to apply to all of his or her rights under the Plan, and (2) a right with a lower exercise price (or an earlier-granted right, if two rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right, if two rights have identical exercise prices) will be exercised.

5. ELIGIBILITY.

      (a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee’s customary employment with the Company or such Affiliate is for at least twenty (20) hours per week and at least five (5) months per calendar year.

      (b) The Board or the Committee may provide that, each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that

Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

(i) the date on which such right is granted shall be the “Offering Date” of such right for all purposes, including determination of the exercise price of such right;

(ii) the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

      (c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

      (d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under “employee stock purchase plans” of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

      (e) Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6. RIGHTS; PURCHASE PRICE.

      (a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding fifteen (15%) of such employee’s Earnings (as defined in subparagraph 7(a)) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one or more dates during an Offering (the “Purchase Date(s)”) on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

      (b) In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares which may be purchased by any employee as well as a maximum aggregate number of shares which may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering which contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

      (c) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

(i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

(ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

7. PARTICIPATION; WITHDRAWAL; TERMINATION.

      (a) An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee’s Earnings during the Offering. “Earnings” is defined as an employee’s regular salary or wages (including amounts thereof elected to be deferred by the employee, that would otherwise have been paid, under any arrangement established by the Company intended to comply with Section 401(k), Section 402(e)(3), Section 125, Section 402(h), or Section 403(b) of the Code, and also including any deferrals under a non-qualified deferred compensation plan or arrangement established by the Company), which shall include or exclude bonuses, commissions, overtime pay, incentive pay, profit sharing, other remuneration paid directly to the employee, the cost of employee benefits paid for by the Company or an Affiliate, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company or an Affiliate under any employee benefit plan, and similar items of compensation, as determined by the Board or Committee. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering.

      (b) At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant’s interest in that Offering shall be automatically terminated. A participant’s withdrawal from an Offering will have no effect upon such participant’s eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

      (c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee’s employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest.

      (d) Rights granted under the Plan shall not be transferable by a participant otherwise than by will or the laws of descent and distribution, or by beneficiary designation as provided in paragraph 14, and otherwise during his or her lifetime, shall be exercisable only by the person to whom such rights are granted.

8. EXERCISE.

      (a) On each date specified therefor in the relevant Offering (“Purchase Date”), each participant’s accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant’s account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant’s account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant’s account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest.

      (b) No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9. COVENANTS OF THE COMPANY.

      (a) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

      (b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10. USE OF PROCEEDS FROM STOCK.

      Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

11. RIGHTS AS A SHAREHOLDER.

      A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant’s shareholdings acquired upon exercise of rights under the Plan are recorded in the books of the Company.

12. ADJUSTMENTS UPON CHANGES IN STOCK.

      (a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights.

Such adjustments shall be made by the Board or Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

      (b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then, as determined by the Board in its sole discretion (i) any surviving corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants’ accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants’ rights under the ongoing Offering terminated.

13. AMENDMENT OF THE PLAN.

      (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

(i) Increase the number of shares reserved for rights under the Plan;

(ii) Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires shareholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”)); or

(iii) Modify the Plan in any other way if such modification requires shareholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

      It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

      (b) Rights and obligations under any rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

14. DESIGNATION OF BENEFICIARY.

      (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death during an Offering.

      (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. TERMINATION OR SUSPENSION OF THE PLAN.

      (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the shares subject to the Plan’s share reserve, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

      (b) Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

16. EFFECTIVE DATE OF PLAN.

      The Plan shall become effective upon the adoption of enabling resolutions by the Company’s Board of Directors (the “Effective Date”), but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the shareholders of the Company within 12 months before or after the date the Plan is adopted by the Board or the Committee, which date may be prior to the Effective Date.

APPENDIX B

ADVANCED ENERGY INDUSTRIES, INC.

2003 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

Adopted February 12, 2003

      1.     Purpose. The purpose of the Plan is to attract and retain the services of experienced and knowledgeable non-employee directors of Advanced Energy Industries, Inc., and to provide an incentive for such directors to increase their proprietary interests in the Company’s long-term success and progress.

      2.     Definitions. Whenever the following terms are used in the Plan, they shall have the meaning indicated below, unless a different meaning is required by the context.

      (a)   “Administrator” means the administrative committee described in Section 3.

      (b)   “Board” means the board of directors of the Company.

      (c)   “Company” means Advanced Energy Industries, Inc., a Delaware corporation.

      (d)   “Non-Employee Director” means any member of the Board who is a “non-employee director” within the meaning of Rule 16b-3(b)(3)(i) under Section 16 of the Securities Exchange Act of 1934 (“1934 Act”).

      (e)   “Plan” means this Advanced Energy Industries, Inc. 2003 Non-Employee Directors’ Stock Option Plan.

      (f)    “Share” means one share of common stock of the Company.

      3.     Administration. The Plan shall be administered by a committee selected by the Board consisting of at least 2 individuals each of whom is either (i) a member of the Board and not a Non-Employee Director or (ii) a senior officer of the Company who is not a member of the Board. Subject to the provisions of the Plan, the Administrator shall have the authority to determine all other matters relating to administration and operation of the Plan. All questions of interpretation, implementation, and application of the Plan shall be determined by the Administrator in its sole discretion. Such determinations shall be final and binding on all persons.

      4.     Shares Subject to the Plan. The maximum number of Shares that may be issued pursuant to options granted under the Plan is one hundred fifty thousand (150,000), subject to adjustment as provided in Section 6(e) and subject to limited re-issuance as indicated below. If an option expires, is surrendered, or becomes unexercisable without having been exercised in full, the unissued or retained Shares shall become available for future grant under the Plan. Other Shares that actually have been issued under the Plan pursuant to an option shall not be returned to the Plan and shall not become available for future grant under the Plan.

      5.     Eligibility. A Non-Employee Director will receive option grants under this Plan on the terms and conditions set forth in Section 6. No other person may benefit under this Plan.

      6.     General Terms and Conditions.

      (a)   Automatic Grants. On and after the date of the annual meeting of the Company’s stockholders to be held in 2003, and subject to adjustment under subsection (e), a Non-Employee Director will automatically receive an option to purchase (i) fifteen thousand (15,000) Shares on the date first elected or appointed as a member of the Board and (ii) five thousand (5,000) Shares on any date re-elected (or first elected after an appointment) as a member of the Board by the Company’s stockholders. Any such option will be subject to the terms and conditions set forth in this Plan, and will be evidenced by written notice in such form as the Administrator shall determine.

      (b)   Options Are Not Qualified. Options granted under the Plan are not incentive stock options described in Internal Revenue Code §422.

      (c)   Transferability. Options granted under the Plan are not transferable by the Non-Employee Director and shall be exercisable during the Non-Employee Director’s lifetime only by the Non-Employee Director; provided, however, that an option may be transferred upon the approval of the Administrator (in its sole discretion) by appropriate instrument pursuant to a domestic relations order described in Rule 16a-12 of the 1934 Act or to an inter vivos or testamentary trust in which the option is to be passed to the Non-Employee Director’s beneficiaries upon the Non-Employee Director’s death or by gift to his or her immediate family (consisting of the Non-Employee Director’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships). Except as provided in Section 7(d), no option or interest therein may be otherwise transferred, assigned, pledged, or hypothecated by a Non-Employee Director, whether by operation of law or otherwise, or be made subject to execution, attachment, or similar process. Any such purported assignment, sale, transfer, delegation, or other disposition shall be null and void.

      (d)   Modification, Extension, and Renewal. The Administrator shall have the power to modify, extend, or renew an outstanding option granted under this Plan, in a manner consistent with the terms of the Plan, provided that any such action may not significantly impair the optionholder’s rights without his or her consent. However, the Company will not reduce the exercise price of any outstanding option or cancel outstanding options and grant replacement options with a lower exercise price without the prior approval of the shareholders.

      (e)   Changes in Capitalization or Corporate Transaction. In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, separation, liquidation or other change in the corporate structure or capitalization affecting the Shares, appropriate adjustment shall be made by the Administrator in the kind, option price, and number of shares of stock (including, but not limited to, the maximum number of Shares reserved under the Plan) that are or may become subject to options granted or to be granted under the Plan. If in connection with the change the Company ceases to exist, the surviving or successor entity must either assume the Company’s rights and obligations with respect to outstanding options or substitute for outstanding options substantially equivalent options for equity interests in the entity. If there is no surviving or successor entity, a Non-Employee Director’s outstanding option shall become fully vested and exercisable as of the date seven (7) calendar days before the change. The exercise of any option that was permissible solely by reason of the change shall be conditioned upon consummation of the change. Options that are neither assumed, substituted nor exercised as of the time of the change shall terminate and cease to be outstanding.

      7.     Exercise.

      (a)   Exercise Price. The exercise price of an option shall be not less than one hundred percent (100%) of the fair market value of a Share on the date of grant. The fair market value of a Share as of any date means the closing sale price of a Share on such date (or previous business day if such date is not a business day) on the principal exchange or market on which Shares are then listed or admitted to trading. If, for any reason, the preceding rule cannot be applied to determine fair market value, then the Administrator shall make a good faith determination of fair market value.

      (b)   Vesting. An option shall be immediately and fully exercisable (i.e.,vested) on the date granted; provided, however, that the option awarded on the date first elected or appointed as a member of the Board shall instead (i) be immediately exercisable to the extent of one-third of the Shares subject to the option upon grant, then another one-third of such Shares on each of the next two anniversaries of the date granted, and (ii) become fully exercisable upon a Change in Control while the optionee is a member of the Board, as provided in Section 9. Notwithstanding clauses (i) and (ii) of the preceding sentence, no additional vesting will occur after the date the Non-Employee Director ceases to be a member of the Board.

      (c)   Payment of Exercise Price. An option may be exercised in whole or in part (to the extent exercisable) at any time and from time to time. The purchase price of Shares purchased under an option will be paid in full to the Company incident to the exercise of the option by delivery of consideration equal to the product of the option price and the number of Shares purchased. Such consideration may be paid (i) in cash, (ii) at the discretion of the Administrator, in shares of Company common stock either already owned by the

Non-Employee Director for at least six (6) months or not acquired, directly or indirectly, from the Company, or (iii) any combination thereof. The fair market value of such common stock as delivered shall be valued as of the day prior to delivery. The Administrator can determine that additional forms of payment will be permitted. To the extent permitted by the Administrator and applicable laws and regulations (including, but not limited to, federal tax and securities laws, regulations and state corporate law), an option may also be exercised in a “cashless” exercise by delivery of a properly executed exercise notice together with irrevocable instructions to a broker designated by the Administrator to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price. A Non-Employee Director shall have none of the rights of a stockholder until the Shares are issued.

      (d)   Exercise After Death. In the event of the death of a Non-Employee Director who holds an exercisable option under the Plan, the Non-Employee Director’s option shall (subject to Section 8) be exercisable by the legal representative or the estate of such decedent, by any person or persons whom the decedent shall have designated in writing on forms prescribed by and filed with the Company or, if no such designation has been made, by the person or persons to whom the decedent’s rights have passed by will or the laws of descent and distribution. To the extent permitted by applicable law and the rules promulgated under Section 16(b) of the 1934 Act, the Administrator may permit a Non-Employee Director to designate in writing during the Non-Employee Director’s lifetime a beneficiary to receive and exercise stock options in the event of the Non-Employee Director’s death.

      8.     Termination of Options. An option shall cease to be exercisable after the earlier of (i) six (6) months after the date the Non-Employee Director ceases to be a member of the Board (including by reason of death), (ii) the occurrence of a Change in Control and (iii) the 10th anniversary of the date of grant; provided, however, that in the case of a Non-Employee Director who has served continuously as a member of the Board for at least five (5) years, the period described in clause (i) shall be eighteen (18) months.

      9.     Change in Control. A Non-Employee Director’s outstanding option shall become fully exercisable as of the date seven (7) calendar days before a Change in Control. The exercise of any option that was permissible solely by reason of a Change in Control shall be conditioned upon consummation of the Change in Control. Options that are not exercised as of the Change in Control shall terminate and cease to be outstanding. A Change in Control means a single Ownership Change Event or combination of proximate (in time, purpose, cause and effect, and/or the identity of the parties involved) Ownership Change Events (collectively, a “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the outstanding voting stock of the Company or the company or companies to which the assets of the Company were transferred (the “Transferee Company(s)”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more companies which, as a result of the Transaction, own the Company or the Transferee Company(ies), as the case may be, either directly or through one or more subsidiary companies. An Ownership Change Event means (i) the direct or indirect sale, exchange or transfer of the voting stock of the Company, (ii) a merger or consolidation in which the Company is a party, (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company, or (iv) a liquidation or dissolution of the Company. The Administrator shall have sole discretion to determine whether any particular facts and circumstances constitute an Ownership Change Event or a Transaction, and its determination shall be final, binding and conclusive.

      10.    Securities Law Compliance. The grant of options and the issuance of Shares upon exercise of options shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. Options may not be exercised if the issuance of Shares upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. In addition, no option may be exercised unless (i) a registration statement under the Securities Act of 1933 (“1933 Act”) shall at the time of exercise of the option be in effect with respect to the Shares issuable upon exercise of the option, or (ii) in the opinion of legal counsel to the Company, the Shares issuable upon exercise of the option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the 1933 Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of any option, the Company may require a Non-Employee Director to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

      11.    Miscellaneous.

      (a)   No Stockholders’ Rights. A Non-Employee Director shall have no rights as a stockholder with respect to the Shares covered by his or her options until the date of the issuance to him or her of a stock certificate for the Shares.

      (b)   No Right to Serve. Neither the Plan, nor the granting of an option, nor any other action taken under the Plan, shall be evidence of any agreement or understanding, express or implied, that a Non-Employee Director has a right to continue as a member of the Board for any period of time or rate of compensation.

      (c)   Claims. Any person who makes a claim for benefits under the Plan or under any option agreement entered into pursuant to the Plan shall file the claim in writing with the Administrator. Written notice of the disposition of the claim shall be delivered to the claimant within 60 days after filing. If the claim is denied, the Administrator’s written decision shall set forth (i) the specific reason or reasons for the denial, (ii) a specific reference to the pertinent provisions of the Plan or option agreement on which the denial is based, and (iii) a description of any additional material or information necessary for the claimant to perfect his or her claim and an explanation of why such material or information is necessary. No lawsuit may be filed by the claimant until a claim is made and denied pursuant to this subsection.

      (d)   Attorneys’ Fees. In any legal action or other proceeding brought by either party to enforce or interpret the terms of the option agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs.

      (e)   Company Free to Act. An option grant shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of any member of the Company or any issue of bonds, debentures, or preferred or preference stocks affecting the Shares or the rights thereof, or of any rights, options, or warrants to purchase any capital stock of the Company, or the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings of the Company, whether of a similar character or otherwise.

      (f)    Severability. If any provision of the Plan or option agreement, or its application to any person, place, or circumstance, is held by an arbitrator or a court of competent jurisdiction to be invalid, unenforceable, or void, that provision shall be enforced to the greatest extent permitted by law, and the remainder of this Plan and option agreement and of that provision shall remain in full force and effect as applied to other persons, places, and circumstances.

      (g)   Governing Law. This Plan and the option agreement shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts wholly made and performed in the State of Colorado.

      (h)   Exchange Requirements. So long as Shares are listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the applicable requirements of any such exchange or market shall be hereby incorporated by reference.

      (i)    Compliance with Section 16. So long as any of the Company’s equity securities are registered pursuant to Section 12(b) or 12(g) of the 1934 Act, with respect to awards granted to or held by Section 16 insiders, the Plan will comply in all respects with Rule 16b-3 or any successor rule or rule of similar application under Section 16 of the 1934 Act or rules thereunder, and, if any Plan provision is later found not to be in compliance with such exemption under Section 16, that provision shall be deemed modified as necessary to meet the requirements of such applicable exemption.

      12.    Effective Date of the Plan. The Plan will become effective upon adoption by the Board, subject to approval by the Company’s stockholders. The Plan shall terminate on the 10th anniversary of its adoption.

      13.    Amendment of the Plan. With the approval of the Board, the Administrator may suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the Company’s stockholders no revision or amendment shall change the number of Shares issuable under the Plan (except as provided in Section 6(e)), change the designation of the class of individuals eligible to receive options, or materially increase the benefits accruing to Non-Employee Directors under the Plan.

      IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that this Plan was adopted by the Board on February 12, 2003, effective as of the same date.

[FORM OF PROXY]

THIS IS YOUR PROXY.
YOUR VOTE IS IMPORTANT.

Regardless of whether you plan to attend the Annual Meeting of Stockholders, we encourage you to complete, sign and deliver your proxy promptly so that your shares can be represented at the meeting.

In addition to the election of directors, there are three proposals being submitted by the Board of Directors. The Board of Directors recommends a vote in favor of (FOR) each of the nominees listed below and in favor of (FOR) proposals 2,3 and 4.

All voting on matters presented at the meeting will be by paper proxy or by presence in person, in accordance with the procedures described in the proxy statement.

PLEASE DETACH HERE AND MAIL IN THE ENVELOPE PROVIDED.

ADVANCED ENERGY INDUSTRIES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 4, 2005

The undersigned hereby constitutes and appoints Douglas S. Schatz and Michael El-Hillow, and each of them, his, her or its lawful agents and proxies with full power of substitution in each, to represent the undersigned, and to vote all of the shares of common stock of Advanced Energy Industries, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Advanced Energy Industries, Inc., 1625 Sharp Point Drive, Fort Collins, Colorado on Wednesday, May 4, 2005 at 10:00 a.m., local time, and at any adjournment or postponement thereof, on all matters coming before the meeting.

IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

You may deliver this proxy by signing and returning this proxy card in the enclosed envelope.

In addition to the election of directors, there are three proposals being submitted by the Board of Directors. The Board of Directors recommends a vote in favor of (FOR) each of the nominees listed below and in favor of (FOR) proposals 2, 3 and 4.

☒ Please mark your votes as in this example.

		FOR	WITHHELD	Nominees:
		ALL	FROM ALL
		NOMINEES	NOMINEES
1.	Election of Directors: For all nominees, except vote withheld from the following nominee(s) (indicate by name(s)):			(01) Douglas S. Schatz (02) Richard P. Beck (03) Hans-Georg Betz (04) Joseph R. Bronson (05) Barry Z. Posner (06) Elwood Spedden

		FOR	AGAINST	ABSTAIN

2.	Approval of an amendment to the Employee Stock Purchase Plan to increase the total number of shares of common stock available for issuance under the plan from 400,000 shares to 500,000 shares

3.	Approval of an amendment to the 2003
Non-Employee Directors’ Stock Option Plan to
increase the total number of shares of common
stock available for issuance under the plan from
150,000 shares to 250,000 shares

4.	Ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm for 2005

5.	In their discretion, the proxy holders are authorized to vote upon any other matters of business which may properly come before the meeting, or, any adjournment(s) thereof.

Change of Address on Reverse Side	I plan to attend the Meeting	I do not plan to attend the meeting

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If stockholder is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If stockholder is a partnership, please sign in partnership name by authorized person.

Signature:                                                                                                                                              Date:

Signature:                                                                                                                                              Date:

PLEASE COMPLETE, DATE, SIGN AND MAIL YOUR PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.